                                                                  Exhibit 10.1







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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                           POLYSINDO HONG KONG LIMITED

                                       AND

                                     SELLERS


                             ----------------------

                             DATED: APRIL 8, 1997

                             ----------------------





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






                                TABLE OF CONTENTS

                                                                           Page
ARTICLE 1             DEFINITIONS............................................1

          1.1         Definitions............................................1

ARTICLE 2             PURCHASE AND SALE OF THE SHARES........................2

          2.1         Purchase and Sale of Shares............................2
          2.2         Closing................................................2
          2.3         Additional Purchase Price..............................3

ARTICLE 3             REPRESENTATIONS AND WARRANTIES
                      OF THE SELLING STOCKHOLDER.............................4

          3.1         Power and Authority....................................4
          3.2         Authorization; No Contravention........................4
          3.3         Title to Purchase Shares...............................4
          3.4         Governmental Authorization; Third Party Consents.......4
          3.5         Binding Effect.........................................5
          3.6         Litigation.............................................5
          3.7         Compliance with Laws...................................5
          3.8         No Default or Breach...................................5
          3.9         Private Offering.......................................5
          3.10        Broker's, Finder's or Similar Fees.....................5
          3.11        Knowledge of Selling Stockholders......................5

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF THE
                      PURCHASER..............................................6

          4.1         Existence and Power....................................6
          4.2         Authorization; No Contravention........................6
          4.3         Governmental Authorization; Third Party Consents.......6
          4.4         Binding Effect.........................................6
          4.5         Litigation.............................................6
          4.6         Experience; Accredited Investor........................7
          4.7         Broker's, Finder's or Similar Fees.....................7

ARTICLE 5             CONDITIONS TO THE OBLIGATION
                      OF THE PURCHASER TO CLOSE..............................8

          5.1         Representations and Warranties.........................8
          5.2         Compliance with this Agreement.........................8
          5.3         Approval of Counsel to the Purchaser...................8
          5.4         Waiver of Rights of First Offer........................8
          5.5         Purchased Shares.......................................9
          5.6         Company Agreement......................................9

ARTICLE 6             CONDITIONS TO THE OBLIGATION
                      OF THE SELLING STOCKHOLDER TO CLOSE....................9

          6.1         Representations and Warranties.........................9
          6.2         Compliance with this Agreement.........................9
          6.3         Approval of Counsel to such Selling Stockholder........9
          6.4         Waiver of Rights of First Offer........................9
          6.5         Payment of Purchase Price..............................9

ARTICLE 7             MISCELLANEOUS.........................................10

          7.1         Survival of Representations and Warranties............10
          7.2         Notices...............................................10
          7.3         Inquiries.............................................10
          7.4         Successors and Assigns; Third Party Beneficiaries.....10
          7.5         Amendment and Waiver..................................11
          7.6         Counterparts..........................................11
          7.7         Headings..............................................11
          7.8         Governing Law.........................................11
          7.9         Severability..........................................11
          7.10        Rules of Construction.................................11
          7.11        Entire Agreement......................................11
          7.12        Publicity.............................................12
          7.13        Further Assurances....................................12

                            STOCK PURCHASE AGREEMENT


     AGREEMENT, dated April 8, 1997 (this "Agreement"), among Polysindo Hong Kong Limited (the "Purchaser"), and the persons executing this Agreement (the "Selling Stockholders");

     WHEREAS, on the date hereof, such Selling Stockholders are the holders of shares, par value $.01 per share, of Common Stock (the "Common Stock") of Dyersburg Corporation (the "Company") in the amounts listed on Annex A to this Agreement; and

     WHEREAS, upon the terms and conditions set forth in this Agreement, such Selling Stockholders agree to sell to Purchaser, and Purchaser agrees to purchase, a number of shares of such Common Stock in the aggregate amount listed on Annex A to this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

     "Adjustment Rate" means 6.5% per annum simple interest.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Tennessee or the State of New York are authorized or required by law or executive order to close.

     "Closing" has the meaning set forth in Section 2.2.

     "Closing Date" means the date specified in Section 2.2.

     "Common Stock" means Common Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "Company" has the meaning assigned to such term in the recitals to this Agreement.

     "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivisions thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "HSR Act" means Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

     "Purchase Price" means with respect to a share of Common Stock $7.65, with respect to the payment to any Selling Stockholder the amount set out in Annex A, and with respect to all Shares an aggregate amount of $22,950,000, in each case as adjusted pursuant to the provisions of Section 2.1.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     "Shares" means with respect to any Selling Stockholder the number of shares of Common Stock listed on Annex A and with respect to all Selling Stockholders three (3) million shares of Common Stock.


                                    ARTICLE 2
                         PURCHASE AND SALE OF THE SHARES

     2.1 Purchase and Sale of Shares. Subject to the terms and conditions herein set forth, each such Selling Stockholder agrees to sell to the Purchaser, and the Purchaser agrees that it will purchase from each such Selling Stockholder, on the Closing Date, the number of shares of Common Stock indicated by such Selling Stockholder's name on Annex A, for a price of $7.65 per Share. The Purchase Price payable to each Selling Stockholder is listed on Annex A. In the event the transaction closes after April 30, 1997, the price per share shall be increased by an amount computed like interest, accruing from and after May 1, 1997 to the actual closing date and using the Adjustment Rate. For example, if the closing occurs on May 30, 1997, the price per share will be $7.69, computed by multiplying the price per share by the Adjustment Rate, multiplying that product by a fraction with 30 as the numerator and 365 as the denominator, and adding the original price per share to the result of the previous computation.

     2.2 Closing. The purchase and sale of the Shares (the "Closing") shall take place at the offices of Alston & Bird, Atlanta, Georgia, at 10 a.m., local time, within three (3) business days after the fulfillment of all conditions of closing, but no later than June 1, 1997, or at such other place, time and date as each such Selling Stockholder and the Purchaser may agree in writing (the "Closing Date"). On the Closing Date, each such Selling Stockholder shall deliver to the Purchaser stock certificates, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, representing the Shares being purchased by the Purchaser from such Selling Stockholder, against delivery of the Purchase Price for such Shares by wire transfer of immediately available funds representing payment in full by the Purchaser for the Shares. Each such Selling Stockholder shall give instructions for the wire transfer.

     2.3 Additional Purchase Price. Purchaser shall promptly pay to each Selling Shareholder an additional purchase price under the following facts and conditions:

     (a) Purchaser or an affiliate thereof (i) initiates a public tender offer subject to the provisions of Sections 14D and 14E of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder ("Tender Offer") for more than 1,000,000 additional shares of Common Stock or (ii) acquires the Company in a merger or comparable transaction, in either instance prior to the anniversary date one year from the closing date of this Agreement, and, with respect to the Tender Offer, pays to the stockholders of Company for the shares of Common Stock acquired in the Tender Offer a purchase price per share in excess of the adjusted price per share of Common Stock paid hereunder or, with respect to such acquisition, distributes consideration with respect to each share of Common Stock that is in excess of the adjusted price per share of Common Stock paid hereunder.

     (b) In the event the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of recapitalization, reclassification, stock split up, combination of shares, stock dividend or transaction having similar effect, (i) the total number of shares of Common Stock referred to in paragraph (a), (ii) the price per share of Common Stock paid hereunder and (iii) the number of shares of Common Stock purchased hereunder shall be proportionately, reasonably and appropriately adjusted by the Purchaser for the purpose of this Section 2.3. As a result of the adjustments, the adjusted number of shares times the adjusted price per share must equal the actual aggregate purchase price paid hereunder for the Shares of the Common Stock.

     (c) In the event the Company is engaged in any merger, sale of stock, consolidation, or liquidation with a Person other than Purchaser, whereby its Common Stock is after any such event no longer publicly traded, this
     Section 2.3 shall lapse and be of no further force and effect.

     (d) The additional purchase price per share of Common Stock will be equal to (i) the Tender Offer purchase price per share or the acquisition consideration per share, as the case may be, less (ii) the sum of the (A) price per share of Common Stock paid hereunder, as adjusted pursuant to paragraph (b), plus (B) interest thereon at the Adjustment Rate for the period between the closing of this Agreement and the closing of the Tender Offer. The additional purchase price for each Selling Stockholder shall be the additional purchase price per share times the adjusted number of shares of Common Stock sold by each such Selling Stockholder. The aggregate additional purchase price shall be the additional purchase price per share times the adjusted number of shares of Common Stock of all Selling Stockholders and such aggregate additional purchase price shall be allocated among the Selling Stockholders as provided above.

     (e) Such additional purchase price for each Selling Stockholder will be paid to each Selling Stockholder as promptly as possible after the closing of the tender offer and will bear interest from the closing of the tender offer until paid at the Adjustment Rate.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLING STOCKHOLDER

     Each of such Selling Stockholders hereby represents and warrants to the Purchaser as follows:

     3.1 Power and Authority. Such Selling Stockholder has the legal capacity to execute, deliver and perform his obligations under this Agreement.

     3.2 Authorization; No Contravention. The execution, delivery and performance by such Selling Stockholder of this Agreement and the transactions contemplated hereby, including, without limitation, the sale of the Shares, (a) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Selling Stockholder, or any Requirement of Law applicable to such Selling Stockholder and (b) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, such Selling Stockholder. Such Selling Stockholder has not previously entered into any agreement that is currently in effect or to which such Selling Stockholder is currently bound, granting any rights to any Person that are inconsistent with the rights to be granted by such Selling Stockholder in this Agreement.

     3.3 Title to Purchase Shares. Such Selling Stockholder owns beneficially and of record the Shares and has good, valid and marketable title to the Shares, free and clear of all Liens. Such Selling Stockholder has the unrestricted power and authority to transfer the Shares to the Purchaser. Upon delivery by such Selling Stockholder to the Purchaser of the stock certificates representing the Shares and payment therefor, the Purchaser shall acquire good, valid and marketable title to the Shares, free and clear of all Liens.

     3.4 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale and delivery of the Shares), by, or enforcement against, such Selling Stockholder of this Agreement or the transactions contemplated hereby except in connection with or compliance with the provisions of the HSR Act.

     3.5 Binding Effect. This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     3.6 Litigation. There are no legal actions, suits, proceedings, claims, complaints, disputes or investigations pending or, to the knowledge of such Selling Stockholder, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Selling Stockholder that would, if adversely determined, have a material adverse effect on the validity or enforceability of this Agreement or the ability of such Selling Stockholder to perform his obligations under this Agreement. No Order has been issued by any court or other Governmental Authority against such Selling Stockholder purporting to enjoin or restrain the execution, delivery or performance of this Agreement.

     3.7 Compliance with Laws. Such Selling Stockholder is in compliance with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a material adverse effect on the ability of such Selling Stockholder to perform his obligations under this Agreement.

     3.8 No Default or Breach. Such Selling Stockholder has not received notice of and is not in default under or with respect to any Contractual Obligation of such Selling Stockholder in any respect, which, individually or together with all such defaults, could have a material adverse effect on the ability of such Selling Stockholder to perform his obligations under this Agreement.

     3.9 Private Offering. No form of general solicitation or general advertising was used by such Selling Stockholder or his representatives in connection with the offer or sale of the Shares. No registration of the Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the sale of the Shares.

     3.10 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Selling Stockholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Selling Stockholder or any action taken by such Selling Stockholder.

     3.11 Knowledge of Selling Stockholders. Such Selling Stockholder has no knowledge of any material information about the Company that has not been made public by the Company.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Selling Stockholders as follows:

     4.1 Existence and Power. Such Purchaser (a) is a corporation duly formed, validly existing and in good standing under the laws of its domiciliary jurisdiction; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and
(c) has the power and authority to execute, deliver and perform its obligations under this Agreement.

     4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby, including, without limitation, the purchase of the Shares,
(a) have been duly authorized by all necessary official action of such Purchaser; (b) do not contravene the terms of the governing instruments of such Purchaser, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser; and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

     4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice of, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Shares) by, or enforcement against, such Purchaser of this Agreement or the transactions contemplated hereby, except in connection with or compliance with the HSR Act.

     4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5 Litigation. There are no legal actions, suits, proceedings, claims, complaints, disputes or investigations pending or, to the knowledge of such Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Purchaser that would, if adversely determined, have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement. No Order has been issued by any court or other Governmental Authority against such Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement.

     4.6 Purchaser Representations. The Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of the Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

     4.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by any such Person.


                                    ARTICLE 5
                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

     The obligation of the Purchaser to purchase the Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions by all Stockholders on or before the Closing Date:

     5.1 Representations and Warranties. The representations and warranties of such Selling Stockholder contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date.

     5.2 Compliance with this Agreement. Each Selling Stockholder shall have performed and complied in all material respects with all of his agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Selling Stockholder on or before the Closing Date.

     5.3 Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by such Selling Stockholder hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to counsel to the Purchaser, in its reasonable judgment as to their form and substance.

     5.4 Expiration of HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or been terminated.

     5.5 Purchased Shares. Each Selling Stockholder shall have delivered to the Purchaser one or more certificates in definitive form representing the aggregate number of Shares purchased by such Purchaser from such Selling Stockholder, duly executed for transfer or accompanied by duly executed stock powers, with guaranteed signatures so that the transfer will be accepted by the transfer agent.

     5.6 Company Agreement. Purchaser shall have entered into an agreement with the Company, pursuant to which the Company represents that neither the Tennessee Control Share

Statute nor the Tennessee Business Combination Statute is applicable to Purchaser, and providing for the election of certain directors and certain other matters.

     5.7 Material Adverse Change. There shall have been no material adverse change in the business, operations or financial condition of the Company since January 4, 1997.

     5.8 Other Agreements. Purchaser shall acquire at Closing aggregate Shares hereunder equal to no less than three (3) million shares of the Company's Common Stock


                                    ARTICLE 6
                          CONDITIONS TO THE OBLIGATION
                       OF THE SELLING STOCKHOLDER TO CLOSE

     The obligation of each such Selling Stockholder to sell the Shares and the obligation of such Selling Stockholder to perform his other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, such Selling Stockholder of the following conditions on or before the Closing
Date:

     6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date.

     6.2 Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

     6.3 Approval of Counsel to such Selling Stockholder. All actions and proceedings hereunder and all documents required to be delivered by the Purchaser hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to counsel to such Selling Stockholder, in their reasonable judgment as to their form and substance.

     6.4 Expiration of HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or been terminated.

     6.5 Payment of Purchase Price. Each such Selling Stockholder shall have received its portion of the Purchase Price for its portion of the Shares.

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive until the Closing Date.

     7.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

         (a)  if to Selling Stockholders at the addresses listed on Annex A.:

         (b)  if to the Purchaser:

                  Polysindo Hong Kong Limited
                  c/o P.T. Texmaco
                  Sentra Mulia Suite 1008, 10th Floor
                  Jl. H.R. Rasuna Said Kav. X-6 No. 8
                  Jakarta 12940, Indonesia
                  Attention:  P. Manohar


                  With a copy to:
                  Alston & Bird
                  1201 West Peachtree Street
                  Atlanta Georgia 30309-3424
                  Attention Harvey Hill, Jr.


     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

     7.3 Inquiries. Each of the Selling Stockholders and the Purchaser shall promptly advise the other of all oral, and promptly provide each other with copies of all written, communications, requests, inquiries or other notifications received from any Governmental Authorities with respect to the transactions contemplated hereby.

     7.4 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Nothing herein shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

     7.5 Amendment and Waiver.

        (a) No failure or delay on the part of the Purchaser or any such Selling Stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Purchaser or any such Selling Stockholder at law, in equity or otherwise.

        (b) Any amendments, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Purchaser or any such Selling Stockholder from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Purchaser and any such Selling Stockholder and (ii) only in the specific instance and for the specific purpose for which made or given.

     7.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     7.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     7.10 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

     7.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     7.12 Publicity. Each Selling Stockholder agrees not to make any public announcements regarding this transaction without the prior consent of Purchaser.

     7.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.





                         [Signatures Begin on Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                     PURCHASER

                     POLYSINDO HONG KONG LIMITED


                     BY: /s/ Sinivasan Marimutu

                     NAME: Sinivasan Marimutu

                     TITLE: President/Director


CERTIFICATE OF AUTHENTICITY.

                          I, P. Manohar, do hereby certify that I am Vice
                     President (Finance) of Polysindo Eka Perkasa and that I do hereby further certify that the foregoing signature is by the person so indicated and that person has the power to execute this agreement on behalf of POLYSINDO HONG
                     KONG LIMITED.

                      /s/ P. Manohar
                     -----------------------------------
                           P. MANOHAR


                     DATED: April 8, 1997



          SELLING STOCKHOLDERS SIGNATURES BEGIN ON THE FOLLOWING PAGE

                                 SELLING STOCKHOLDERS


                                 /s/ Kurt T. Borowsky
                                 -------------------------------------------
                                 KURT T. BOROWSKY


                                 /s/ Hugh J. Byrnes
                                 -------------------------------------------
                                 HUGH J. BYRNES



                                 HUGH J. BYRNES, CUST, HUGH J. BYRNES IV
                                 UNDER THE NJ UNIFORM TRANSFERS TO MINORS ACT

                                 BY: /s/ Hugh J. Byrnes
                                     ----------------------------------------


                                 HUGH J. BYRNES, CUST, PAIGE JEAN BYRNES
                                 UNDER THE NJ UNIFORM TRANSFERS TO MINORS ACT

                                 BY: /s/ Hugh J. Byrnes
                                     ----------------------------------------


                                 JACQUELYN J. BYRNES, CUST, HUGH J. BYRNES
                                 IV UNDER THE NJ UNIFORM TRANSFERS TO MINORS ACT

                                 BY: /s/ Jacquelyn J. Byrnes
                                     ------------------------------------------


                                 JACQUELYN J. BYRNES, CUST, PAIGE JEAN
                                 BYRNES UNDER THE NJ UNIFORM TRANSFERS
                                 TO MINORS ACT

                                 BY; /S/ Jacquelyn J. Byrnes
                                     ------------------------------------------

                                 /s/ Franca M. Ferracane
                                 ---------------------------------------------
                                 FRANCA M. FERRACANE


                                 /s/ Keith A. Hightower
                                 ----------------------------------------------
                                 KEITH A. HIGHTOWER


                                 /s/ Julius Koppelman
                                 ----------------------------------------------
                                 JULIUS KOPPELMAN


                                 /s/ Richard S. Linhart
                                 ----------------------------------------------
                                 RICHARD S. LINHART



                                 THE MCJ FOUNDATION

                                 BY: /s/ Kurt T. Borowsky
                                     ------------------------------------------
                                     KURT T. BOROWSKY, TRUSTEE


                                 /s/ Frank H. Pearl
                                 ----------------------------------------------
                                 FRANK H. PEARL



                                 THE PICK FOUNDATION, INC.

                                 BY: /s/ Kurt T. Borowsky
                                     ------------------------------------------
                                     KURT T. BOROWSKY, DIRECTOR

                                 HARDING SERVICE CORPORATION, ET AL.
                                 PROFIT SHARING PLAN & TRUST

                                 By: /s/ Kurt T. Borowsky
                                     ------------------------------------------
                                     KURT T. BOROWSKY, TRUSTEE

                                 BY: /s/ Frank E. Richardson
                                     ------------------------------------------
                                     FRANK E. RICHARDSON, TRUSTEE


                                  /s/ Frank E. Richardson
                                 ----------------------------------------------
                                 FRANK E. RICHARDSON



                                 THE RICHARDSON FOUNDATION

                                 BY: /s/ Frank E. Richardson
                                     -----------------------------------------
                                     FRANK E. RICHARDSON, TRUSTEE



                                 THE SANDY HILL FOUNDATION

                                 BY: /s/ Jeffrey R. Walsh
                                     ------------------------------------------
                                     JEFFREY R. WALSH


                                 /s/ Manfred L. Steyn
                                 ----------------------------------------------
                                 MANFRED L. STEYN


                                  /s/ Frederic J. Truslow
                                 ----------------------------------------------
                                 FREDERIC J. TRUSLOW


                                 /s/ Aura Gracia De Truslow
                                 ----------------------------------------------
                                 AURA GARCIA DE TRUSLOW

                                 THE VAN BEUREN MANAGEMENT TRUST

                                 BY: /s/ Kurt T. Borowsky
                                     ------------------------------------------
                                     KURT T. BOROWSKY, TRUSTEE


                                 /s/ Henrik N. Vanderlip
                                 ----------------------------------------------
                                 HENRIK N. VANDERLIP

                                     ANNEX A

-------------------------------------------------------------------------------------------------------------------------
                                                                                                          PURCHASE PRICE
                                                                                                          PAYABLE TO EACH
                                                                                          NUMBER OF           SELLING
SELLING STOCKHOLDER                                    ADDRESS                             SHARES           STOCKHOLDER
-------------------------------------------------------------------------------------------------------------------------
Kurt T. Borowsky                              Harding Service LLC                          125,620           $  960,993
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Hugh J. Byrnes                                Harding Service LLC                          241,196           $1,845,149
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Hugh J. Byrnes, Cust, Hugh J. Byrnes IV       Harding Service LLC                            1,300           $    9,945
Under the NJ Uniform Transfers to Minors Act  330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Hugh J. Byrnes, Cust, Paige Jean Byrnes       Harding Service LLC                            1,300           $    9,945
Under the NJ Uniform Transfers to Minors Act  330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Jacquelyn J. Byrnes, Cust, Hugh J. Byrnes     Harding Service LLC                            1,300           $    9,945
IV Under the NJ Uniform Transfers to Minors   330 South Street; P.O. Box 1975
Act                                           Morristown, NJ  07962-1975

Jacquelyn J. Byrnes, Cust, Paige Jean         Harding Service LLC                            1,300           $    9,945
Byrnes Under the NJ Uniform Transfers to      330 South Street; P.O. Box 1975
Minors Act                                    Morristown, NJ  07962-1975

Franca M. Ferracane                           Harding Service LLC                           15,000           $  114,750
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Keith A. Hightower                            Harding Service LLC                          110,038           $  841,791
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Julius Koppelman                              Harding Service LLC                           73,100           $  559,215
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Richard S. Linhart                            OPUS Capital Corp.                            74,120           $  567,018
                                              1776 Broadway, 18th Floor
                                              New York, New York  10019

The MCJ Foundation                            Van Beuren Management                        779,478           $5,963,006
                                              330 South Street, P. O. Box 1975
                                              Morristown, NJ  07962-1975
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                                          PURCHASE PRICE
                                                                                                          PAYABLE TO EACH
SELLING STOCKHOLDER                                                                        NUMBER OF           SELLING
(continued from previous page)                          ADDRESS                             SHARES           STOCKHOLDER
-------------------------------------------------------------------------------------------------------------------------
Frank H. Pearl                                Perseus LLC                                   12,185           $   93,215
                                              1627 "I" Street, N.W., Suite 610
                                              Washington, D.C. 20006

The PICK Foundation, Inc.                     Harding Service LLC                           71,357           $  545,881
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Harding Service Corporation, et al.           Harding Service LLC                           37,448           $  286,477
Profit Sharing Plan & Trust                   330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Frank E. Richardson                           F.E. Richardson & Co.                        446,945           $3,419,129
                                              245 Park Avenue, 41st Floor
                                              New York, New York  10167

The Richardson Foundation                     F.E. Richardson & Co.                          6,163           $   47,147
                                              245 Park Avenue, 41st Floor
                                              New York, New York  10167

The Sandy Hill Foundation                     Harding Service LLC                          515,300           $3,942,045
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Manfred L. Steyn                              Harding Service LLC                          157,611           $1,205,724
                                              330 South Street; P.O. Box 1975
                                              Morristown, NJ  07962-1975

Frederic J. Truslow                           Perseus LLC                                    5,401           $   41,318
                                              1627 "I" Street, N.W., Suite 610
                                              Washington, D.C. 20006

Aura Garcia de Truslow                        Perseus LLC                                   16,750           $  128,138
                                              1627 "I" Street, N.W., Suite 610
                                              Washington, D.C. 20006

The Van Beuren Management Trust               Van Beuren Management                        279,670           $2,139,476
                                              330 South Street, P. O. Box 1975
                                              Morristown, NJ  07962-1975

Henrik N. Vanderlip                           Viking Capital Partners                       27,418           $  209,748
                                              133 River Road
                                              Cos Cob, CT  06807
--------------------------------------------------------------------------------------------------------------------------



                                      -2-